AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to the Amended and Restated Employment Agreement (the "Amendment"), is made as of June 1, 2003, by and between m-Wise, Inc., a company organized under the laws of the State of Delaware, USA (hereinafter, the "Company") and Mordechai (Mati) Broudo, I.D. No. 55550719, residing at 123 Rothschild Street, Tel Aviv, Israel (the "Employee").


WHEREAS The Company and the Employee are parties to a certain Employment Agreement dated April 1, 2000, as amended and restated on January 8, 2001 (the "Employment Agreement"); and

WHEREAS The Company and the Employee desire to amend certain terms of the Employment Agreement, by entering into this Amendment.



NOW, THEREFORE, in consideration of the mutual promises and undertakings of the parties, it is hereby agreed:

1.       Effective as of June 1, 2001, Section 1.1 of the Employment
Agreement shall be deleted in its entirety and replaced by the following:
         "1.1. The Employee shall serve as the Chief Executive Officer of the Company, and shall be directly subject to the Board of Directors of the Company (the "Board"), or to any person designated by the Board (the "Supervisor")." 2. Effective as of October 1, 2001, Section 4.1 of the Employment Agreement shall be deleted in its entirety and replaced by the following:
         "4.1.             The Company shall pay the Employee as compensation
for the employment services provided by him pursuant to this
Agreement a monthly gross salary of $9,166 (the "Salary") payable in accordance with the Company's payroll practices. For avoidance of doubt, the Salary is gross and such amount is prior to the deduction of any taxes that may be imposed on such Salary by law."
3.       3.1.     Effective as of July 1, 2002, Section 4.3 of the
Employment Agreement shall be deleted in its entirety and replaced by the following:
"4.3.             The Company shall reimburse the Employee for residence
expenses incurred by the Employee up to an amount of $2,000 per month."
         3.2.     Effective as of October 1, 2002, the first paragraph of
Section 4.3 of the Employment Agreement, as amended hereinabove, shall be deleted in its entirety.




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IN WITNESS WHEREOF,  the parties have executed this Amendment to the Amended and
Restated Employment Agreement, effective as of the day and year first above written:


------------------------                    ------------------------
          M-WISE, INC.                            MATI BROUDO
By   : ___________________
Title: ___________________








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